EXHIBIT 10.69












                    DEBTOR-IN-POSSESSION FINANCING AGREEMENT


                       The CIT Group/Business Credit, Inc.

                                   (as Lender)


                                       And

                         Uniroyal Technology Corporation
                        Uniroyal Engineered Products, LLC
                         Uniroyal Optoelectronics, Inc.
                          Sterling Semiconductor, Inc.
                           Uniroyal HPP Holdings, Inc.
                                 UnitechNJ, Inc.
                                 UnitechOH, Inc.
                     Uniroyal Compound Semiconductors, Inc.
                               UEP Holdings, Inc.
                             UNR Service Corporation
                                UnitechIND, Inc.
                   Uniroyal Liability Management Company, Inc.
                         High Performance Plastics, Inc.
                                    ULMC2CORP

                                       And

                                  NorLux Corp.
                                 (as Borrowers)


                             Dated: August 26, 2002







                    DEBTOR-IN-POSSESSION FINANCING AGREEMENT

THIS DEBTOR-IN-POSSESSION FINANCING AGREEMENT ("Financing Agreement"), dated as of August 26, 2002, is by and among THE CIT GROUP/BUSINESS CREDIT, INC. (hereinafter "CIT"), UNIROYAL TECHNOLOGY CORPORATION (herein "UTC"), UNIROYAL ENGINEERED PRODUCTS, LLC (herein "UEP"), UNIROYAL OPTOELECTRONICS, INC. (herein "UOE"), STERLING SEMICONDUCTOR, INC. (herein "Sterling") NORLUX CORP. (herein "NorLux") UNIROYAL HPP HOLDINGS, INC., UNITECHNJ, INC., UNITECHOH, INC., UNIROYAL COMPOUND SEMICONDUCTORS, INC. UEP HOLDINGS, INC., UNR SERVICE CORPORATION, UNITECHIND, INC., UNIROYAL LIABILITY MANAGEMENT COMPANY,
INC., HIGH PERFORMANCE PLASTICS, INC. AND ULMC2CORP (collectively, the "Companies").

                                   BACKGROUND

                  WHEREAS, on August 25, 2002, the Companies filed, with the United States Bankruptcy Court for the District of Delaware, a voluntary petition for relief under chapter 11 of title 11 of the United States Code (collectively, the "Chapter 11 Cases"); and

                  WHEREAS, the Companies and CIT desire to set forth the terms and conditions under which CIT will make available to the Companies certain credit facilities to be used for the purposes specified in this Financing Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the parties hereto agree as follows:

SECTIONSECTION 1.   Definitions 1.   Definitions
Accounts shall mean all of each of the Companies' now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to CIT), including, without limitation, all accounts created by, or arising from, all of each of the Companies' sales, leases, rentals of goods or renditions of services to their customers, including but not limited to, those accounts arising under any of the Companies' trade names or styles, or through any of the Companies' divisions;
(b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Companies or any one of them; and
(j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

Administrative Management Fee shall mean the sum of $40,000 which shall be paid to CIT in accordance with Section 8, paragraph 8.8 hereof to offset the expenses and costs (excluding Out-of-Pocket Expenses and auditor fees) of CIT in connection with administration, record keeping, analyzing and evaluating the Collateral.

Availability shall mean, at any time of calculation, the amount by which: (a) the Borrowing Companies' Borrowing Base exceeds (b) the outstanding aggregate amount of all of the Obligations.

Availability Reserve shall mean, the sum of: (a) (i) three (3) months rental payments or similar charges for any Borrowing Company's leased premises or other Collateral locations for which such Borrowing Company has not delivered to CIT a landlord's waiver in form and substance reasonably satisfactory to CIT (provided, however, that there shall be no reserves under this subpart for locations other than the Companies' Tampa, Florida, Augusta, Georgia and 201 West Jefferson Street, Stoughton, Wisconsin locations until thirty days after the date of this Financing Agreement), plus (ii) three (3) months estimated payments plus any other fees or charges owing by any Borrowing Company to any applicable warehousemen or third party processor (as determined by CIT in its reasonable business judgement), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to CIT of any such acceptable waiver, (y) the opening or closing of a Collateral location, and/or
(z) any change in the amount of rental, storage or processor payments or similar charges; (b) any reserve which CIT may reasonably require from time to time pursuant to this Financing Agreement, including without limitation, for Letters of Credit pursuant to Paragraph 5.1 of Section 5 hereof; (c) a carve-out reserve in the amount equal to $550,000; (d) the Sterling Sale Reserve; (e) the then outstanding amount of Pre-Petition Obligations and (f) such other reserves as CIT deems necessary in its reasonable judgment as a result of (i) negative forecasts and/or trends in any Company's business, industry, prospects, profits, operations or financial condition, or (ii) other issues, circumstances or facts that could otherwise negatively impact the Companies, or any one of them, their business, prospects, profits, operations, industry, financial condition or assets, including, but not limited to any environmental liability reserves.

Bankruptcy Cases shall mean the cases, pursuant to chapter 11 of the Bankruptcy Code, initiated by the Companies in the United States Bankruptcy Court for the District of Delaware, Docket Numbers: ).

Bankruptcy Code shall mean 11 U.S.C.ss.101 et. seq., as amended from time to time.


Bankruptcy Court shall mean the United States Bankruptcy Court for the District of Delaware


Borrowing Base shall mean the sum of (a) eighty five percent (85%) of the Borrowing Companies' aggregate outstanding Eligible Domestic Accounts Receivable provided dilution on such Accounts, calculated on a rolling 90-day average does not exceed five percent (5%), plus (b) the lesser of (i) 70% of Eligible Foreign Accounts Receivable, provided dilution on such Accounts, calculated on a rolling 90-day average does not exceed five percent (5%) or (ii) $1,000,000, plus (c) the least of (i) fifty-five percent (55%) of the aggregate value of the Borrowing Companies' Eligible Inventory, valued at the lower of cost or market, on a first in, first out basis, (ii) eighty-five percent (85%) of the appraised net orderly liquidation value recovery percentage of such Eligible Inventory or
(iii) the Inventory Loan Cap, plus (d) the lesser of (i) forty percent (40%) of the appraised fair market value of UEP's owned real estate or (ii) $1,600,000 plus (e) sixty percent (60%) of the appraised net orderly liquidation value of eligible machinery and equipment less (f) any applicable Availability Reserves. Notwithstanding the foregoing, in no event shall the portion of the Borrowing Base attributable to items (c), (d) and (e) above exceed sixty-five percent (65%) of the total Borrowing Base. CIT shall have the right, at any time, to require updated appraisals, such appraisals to be performed by an appraiser mutually agreed upon who will be retained by CIT but paid for by the Companies and, based upon such appraisals, increase or reduce the values of assets included in the Borrowing Base and/or the advance rates with respect to any assets.

Borrowing Companies  shall mean UTC, UEP, UOE, Sterling and NorLux
-------------------

Budget shall mean the Budget set forth as Exhibit "A" hereto, as updated each week in accordance with this Financing Agreement.

Business Day shall mean any day on which CIT and The Chase Manhattan Bank are open for business.

Capital Expenditures shall mean, for any period, the aggregate of all expenditures of the Companies during such period on account of property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be included in or reflected in the Consolidated Balance Sheet of the Companies.

Capital Improvements shall mean operating Equipment and facilities (other than land) acquired or installed for use in the Companies' business operations.

Capital Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure in the balance sheet of the Companies.

Chase Bank Rate shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

Chase Bank Rate Loans shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

Closing Date shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to CIT.

Code shall mean the Internal Revenue Code of 1986, as amended.

Collateral shall mean all of the Companies' real and personal property, including, but not limited to all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate, pledged stock of all of the subsidiaries of all of the Companies and Other Collateral of each of the Companies.

Collection Days shall mean one (1) Business Day to provide for the deposit, clearance and collection of checks or other instruments representing the proceeds of Collateral, the amount of which has been credited to the Companies' Revolving Loan Account, and for which interest may be charged on the aggregate amount of such deposits, at the rate provided for in Paragraph 8.1 of Section 8 of this Financing Agreement.

Commitment Letter shall mean the Commitment Letter, dated August 6, 2002, issued by CIT to, and accepted by, the Borrowing Companies.

Consolidated Balance Sheet shall mean a consolidated or compiled, as applicable, balance sheet for the Companies and their consolidated subsidiaries, eliminating all inter-company transactions and prepared in accordance with GAAP.

Consolidating Balance Sheet shall mean a Consolidated Balance Sheet plus individual balance sheets for the Companies and their consolidated subsidiaries, showing all eliminations of inter-company transactions, including a balance sheet for each of the Companies exclusively, all prepared in accordance with GAAP.

Copyrights shall mean all of each of the Companies' present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

Current Assets shall mean those assets of the Companies which, in accordance with GAAP, are classified as current.

Current Liabilities shall mean those liabilities of the Companies which, in accordance with GAAP, are classified as "current," provided however, that, notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities."

Current Ratio shall mean the ratio determined by dividing Current Assets by Current Liabilities.

Default shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

Default Rate of Interest shall mean a rate of interest per annum, equal to the sum of: (a) two percent (2%) and (b) the applicable increment over the Chase Bank Rate (as set forth in paragraph 8.1 hereof) plus the Chase Bank Rate which CIT shall be entitled to charge the Companies on all Obligations due CIT by the Companies, as further set forth in Paragraph 10.2 of Section 10 of this Financing Agreement.

Depository Accounts shall mean the collection accounts, which are subject to CIT's instructions, as specified in Paragraph 3.4 of Section 3 of this Financing Agreement.

Documents of Title shall mean all of each of the Companies' present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EBITDA shall mean, in any period, all earnings of the Companies for said period before all interest and tax obligations and depreciation and amortization expenses of the Companies for said period, determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Companies, but excluding the effect of extraordinary or non reoccurring gains or losses for such period.

Eligible Accounts Receivable shall mean the sum of the Companies' Eligible Domestic Accounts Receivable and Eligible Foreign Accounts Receivable.

Eligible Domestic Accounts Receivable shall mean the gross amount of the Companies' Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT, which conform to the warranties contained herein and which, at all times, continue to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which the Companies have complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to CIT's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, (iii) Accounts that remain unpaid more than ninety
(90) days from invoice date; (iv) contra accounts; (v) sales to any other Company, any subsidiary, or to any company affiliated with the Companies in any way; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to CIT or has a credit rating unacceptable to CIT;
(viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date; (ix) pre-billed receivables and receivables arising from progress billing; (x) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xi) sales not payable in United States currency; and (xii) any other reasons deemed necessary by CIT in its reasonable business judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of CIT.

Eligible Foreign Accounts Receivable shall mean the gross amount of the Companies' Trade Accounts Receivable from foreign sales that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT, which conform to the warranties contained herein and which, at all times, continue to be acceptable to CIT in the exercise of its reasonable business judgment and which are secured by letters of credit (in form and substance satisfactory to CIT) issued or confirmed by, and payable at, banks having a place of business in the United States of America, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to any governmental entity or to any agency, department or division thereof, (ii) Accounts that remain unpaid more than ninety (90) days from invoice date; (iii) contra accounts; (iv) sales to any other Company, any subsidiary, or to any company affiliated with the Companies in any way; (v) bill and hold (deferred shipment) or consignment sales; (vi) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to CIT or has a credit rating unacceptable to CIT;
(vii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date; (viii) pre-billed receivables and receivables arising from progress billing; (ix) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (x) sales not payable in United States currency; and (xi) any other reasons deemed necessary by CIT in its reasonable business judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of CIT.

Eligible Inventory shall mean the gross amount of the Companies' Inventory that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication, any (a) work-in-process, (b) supplies (other than raw materials), (c) Inventory not present in the United States of America, (d) Inventory returned or rejected by any of the Company's customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to a Company's suppliers, (e) Inventory in transit to third parties (other than a Company's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to CIT) and CIT shall have a first priority perfected security interest in such Inventory, and (f) less any reserves required by CIT in its reasonable discretion, including without limitation for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

Environmental Laws shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
9601, et. seq., the Federal Resource Conservation and Recovery Act, 42 U.S.C.
 6901 et. seq., the Hazardous Materials
Transportation Act, 49 U.S.C. " 1801, et. seq., all other federal, state and local environmental or health laws applicable to the Companies or their businesses, operations or assets now or hereafter enacted, and all rules, regulations, orders and publications adopted or promulgated pursuant thereto from time to time.

Equipment shall mean all of each Companies' present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

Event(s) of Default shall have the meaning provided for in Section 10 of this Financing Agreement.

Excess Availability shall mean, on any date, the amount by which the Availability exceeds the Revolving Loan Account balance, inclusive of the cumulative amount of Letter of Credit Guaranties.

Final shall mean, as to any order, that such order is no longer subject to review, reversal, modification or amendment by appeal or writ of certiorari.

Final Order shall mean an order of the Bankruptcy Court acceptable to CIT in its sole discretion, substantially in the form of Exhibit "B" attached hereto.

Fiscal Quarter shall mean, with respect to the Companies, each three (3) month fiscal period of the Companies.

Fiscal Year shall mean each twelve (12) month period ending on the Sunday following the last Friday in each September.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Companies modify their accounting principles and procedures as applied as of the Closing Date, the Companies shall provide such statements of reconciliation as shall be in form and substance acceptable to CIT.

General Intangibles shall mean all of each of the Companies' present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blue prints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between any Company and any licensee of any such Company's General Intangibles.

Hazardous Materials shall mean all materials of any kind which are flammable, explosive, toxic, radioactive or otherwise hazardous to animal or plant life or the environment, including, without limitation, "hazardous wastes," "hazardous substances" and "contaminants," as such terms are defined by Environmental Laws.

Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

Insurance Proceeds shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

Inventory shall mean all of each of the Companies' present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

Inventory Loan Cap shall mean the amount of $5,000,000.

Interim Order shall mean an Order of the Bankruptcy Court reasonably acceptable to CIT, in its sole discretion, and substantially in the form of Exhibit "C" attached hereto.

Interim Period shall mean the period commencing on the day the Interim Order is entered by the Bankruptcy Court and ending on the earlier to occur of: (i) thirty (30) days after date of Interim Order or (ii) the date the Final Order becomes Final.

Investment Property shall mean all now owned and hereafter acquired investment property (as defined in the UCC) and all proceeds thereof.

Issuing Bank shall mean the bank issuing Letters of Credit for the Borrowing Companies.

Letters of Credit shall mean all letters of credit issued with the assistance of CIT in accordance with Section 5 hereof by the Issuing Bank for or on behalf of a Borrowing Company.

Letter of Credit Guaranty shall mean the guaranty delivered by CIT to the Issuing Bank of any Borrowing Company's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

Letter of Credit Guaranty Fee shall mean the fee CIT may charge the Companies under Paragraph 8.3 of Section 8 of this Financing Agreement for: a) issuing a Letter of Credit Guaranty, and/or b) otherwise aiding the Borrowing Companies, or any one of them, in obtaining Letters of Credit, all pursuant to Section 5 hereof.

Letter of Credit Sub-Line shall mean the commitment of CIT to assist the Borrowing Companies in obtaining Letters of Credit, pursuant to Section 5 hereof, in an aggregate amount of $1,500,000; provided, however, that such Sub-Line shall be limited to $1,000,000 during the Interim Period.

Line of Credit shall mean the aggregate commitment of CIT to (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement and (b) assist any of the Borrowing Companies in opening Letters of Credit pursuant to Section 5 of this Financing Agreement, in the aggregate amount equal to $15,000,000; provided, however, that the aggregate amount shall be limited to $9,000,000 during the Interim Period.

Line of Credit Fee shall: (a) mean the fee due CIT at the end of each month for the Line of Credit, and (b) be determined by multiplying the difference between
(i) the Revolving Line of Credit and (ii) the sum, for said month, of (x) the average daily balance of Revolving Loans plus (y) the average daily balance of Letters of Credit outstanding for said month, by one-half of one percent (0.5%) per annum for the number of days in said month.

Loan Documents shall mean this Financing Agreement, the Promissory Note, the mortgages and/or deeds of trust, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

Loan Facility Fee shall mean the fee payable to CIT in accordance with, and pursuant to, the provisions of Paragraph 8.7 of Section 8 of this Financing Agreement.

Material Adverse Change shall mean from and after the Petition Date: (a) a material adverse change in the business, operations, condition (financial or otherwise) of any Borrowing Company or any of their subsidiaries, (b) a material adverse change in the ability of any Borrowing Company or any of their subsidiaries to perform or comply with any of the terms and conditions of any Loan Document, or (c) a material adverse change in the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or the ability of CIT to enforce any rights or remedies under or in connection with any Loan Document.

Obligations shall mean all loans, advances and extensions of credit made or to be made by CIT to the Companies, or any one of them, or to others for the Companies' account (including, without limitation, all Revolving Loans and Letter of Credit Guaranties) pursuant to or in connection with this Financing Agreement; any and all indebtedness and obligations which may at any time be owing by the Companies, or any one of them, to CIT pursuant to or in connection with this Financing Agreement, whether now in existence or incurred by the Companies, or any one of them, from time to time hereafter; whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of the Companies' Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies, or any one of them, are liable to CIT for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CIT by the Companies, or any one of them, under any Loan Document or under any other agreement or arrangement now or hereafter entered into between the Companies and CIT; indebtedness or obligations incurred by, or imposed on, CIT as a result of environmental claims arising out of any of the Companies' operations, premises or waste disposal practices or sites in accordance with paragraph 7.7 hereof; the Companies' liability to CIT as maker or endorser of any promissory note or other instrument for the payment of money; any of the Company's liability to CIT under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CIT may make or issue to others for the Companies' account, including any Letter of Credit Guaranty or other accommodation extended by CIT with respect to applications for Letters of Credit, CIT's acceptance of drafts or CIT's endorsement of notes or other instruments for the Companies' account and benefit.

Operating Leases shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

Orders shall mean the Interim Order and the Final Order.

Other Collateral shall mean all of each of the Companies' now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all other deposit accounts and all Investment Property; all cash and other monies and property in the possession or control of CIT; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

Out-of-Pocket Expenses shall mean all of CIT's present and future reasonable expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: all reasonable fees and expenses of its counsel, in connection with the negotiation, preparation, administration, amendment, modification, or enforcement of this Financing Agreement and the documents required hereunder, together with the cost of record searches, all costs and expenses incurred by CIT in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on CIT due to returned items and "insufficient funds" of deposited checks and CIT's standard fees relating thereto, any amounts paid by, incurred by or charged to, CIT by the Issuing Bank under a Letter of Credit Guaranty or a Company's reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CIT's standard fees relating to the Letters of Credit and any drafts thereunder, travel, lodging and similar expenses of CIT's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, title insurance premiums, real estate survey costs, costs of preparing and recording mortgages/deeds of trust against the Real Estate. Upon request, supporting documentation for any of the foregoing shall be provided to the Companies.

Patents shall mean all of each of the Companies' present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Companies or any one of them, and all income, royalties, cash and non-cash proceeds thereof.

Permitted Encumbrances shall mean: (a) liens existing on the date hereof on specific items of Equipment and other liens expressly permitted, or consented to in writing by CIT; (b) liens of local or state authorities for franchise or other like Taxes, provided that the aggregate amounts of such liens shall not exceed $100,000 in the aggregate at any one time; (c) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Companies in accordance with GAAP; (d) deposits made (and the liens thereon) in the ordinary course of business of the Companies (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate
(A) do not materially interfere with the occupation, use or enjoyment by any of the Companies of their business or the property so encumbered and (B) in the reasonable business judgment of CIT do not materially and adversely affect the value of such Real Estate; and (f) liens granted to CIT by the Companies or any one of them; (g) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $50,000 (other than liens bonded or insured to the reasonable satisfaction of CIT); (h) tax liens which are not yet due and payable or which are being diligently contested in good faith by the Companies by appropriate proceedings, and which liens are not (x) filed on any public records, (y) other than with respect to Real Estate, senior to the liens of CIT or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in paragraph 7.6 hereof; (i) liens relating to Capital Leases permitted hereunder pursuant to paragraph 7.12(d) hereof; (j) liens (i) junior in all respects to the liens granted to CIT hereunder or in connection with the Prepetition Credit Agreement, (ii) granted in connection with any Court approved adequate protection as set forth in section 361 of the Bankruptcy Code and (iii) consented to by CIT (such consent not to be unreasonably withheld); (k) the Carve Out and (l) the liens set forth on Schedule 4.6(a) hereof.

Permitted Indebtedness shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) Indebtedness arising under the Letters of Credit and this Financing Agreement; (c) deferred Taxes and other expenses incurred in the ordinary course of business; (d) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CIT or otherwise disclosed to CIT in writing prior to the Closing Date; and (e) other Indebtedness permitted to be incurred hereunder.

Petition Date shall mean August 25, 2002.

Pre-Petition Balance shall mean all unpaid, interest, fees and costs owing by one or more of the Companies to CIT under the Pre-Petition Loan Documents in the aggregate amount of $6,420,882.57 plus interest fees and costs.

Pre-Petition Credit Agreement shall mean that certain Financing Agreement dated June 5, 1996 between UTC, UEP and CIT, as amended, restated or otherwise modified through the date hereof.

Pre-Petition Loan Documents shall mean the Pre-Petition Credit Agreement and each of the other documents executed in connection therewith.

Pre-Petition Obligations shall mean all loans, advances and extensions of credit made by CIT to the Companies or to or for the Companies' account, and all other indebtedness of the Companies to CIT, under the Pre-Petition Loan Documents, whether or on account of principal, interest, fees, costs or otherwise.

Promissory Note shall mean the note, in the form of Exhibit "D" attached hereto, delivered by any Company to CIT to evidence the Revolving Loans.

Real Estate shall mean each of the Company's fee and/or leasehold interests in the real property, including any such real property which has been, or will be, encumbered, mortgaged, pledged or assigned to CIT or its designee.

Reorganization Plan shall mean a plan of reorganization for one or more of the Companies proposed pursuant to the Bankruptcy Code.

Revolving Line of Credit shall mean the aggregate commitment of CIT to make loans and advances pursuant to Section 3 of this Financing Agreement and issue Letters of Credit Guaranties pursuant to Section 5 hereof to the Borrowing Companies, in the aggregate amount of $15,000,000; provided, however, that the aggregate amount shall be limited to $9,000,000 during the Interim Period.

Revolving Loan Account shall mean the account on CIT's books, in the Companies' name, in which each Company will be jointly and severally charged with all applicable Obligations under this Financing Agreement.

Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of the Borrowing Companies by CIT pursuant to Section 3 of this Financing Agreement.

Sterling Sale Reserve shall have the meaning ascribed to such term in Section 10.2.

Superpriority Claims shall mean Indebtedness or other claims arising out of credit obtained or debt incurred by one or more of the Companies having priority in accordance with the provisions of Section 364(c)(1) of the Bankruptcy Code or any or all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code other than the Carve Out.

Taxes shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Companies with respect to their business, operations, Collateral or otherwise.

Termination Date shall mean the earlier of August 26, 2003, the date of substantial consummation of the Companies' Reorganization Plan, or the date the Companies pay and satisfy in full all Obligations and elect to terminate the Financing Agreement.

Total Assets shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

Total Liabilities shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

Trade Accounts Receivable shall mean that portion of each of the Companies' Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Companies' business.

Trademarks shall mean all of each of the Companies' present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of New York.

Working Capital shall mean Current Assets in excess of Current Liabilities.
---------------

Working Day shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

SECTION 2.   Conditions Precedent
         2.1        Conditions Precedent to Closing

         CIT's obligations hereunder are conditioned upon the satisfaction by the Companies of the following conditions precedent:

         (a) Lien Searches - CIT shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CIT for all locations presently occupied or used by each of the Companies.

         (b) Casualty Insurance - Each of the Companies shall have delivered to CIT evidence satisfactory to CIT that casualty insurance policies listing CIT as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.5 of Section 7 of this Financing Agreement.

         (c) UCC Filings - Any financing statements required to be filed in order to create, in favor of CIT, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of CIT a perfected lien on the Collateral.

         (d) Board Resolution - CIT shall have received a copy of the resolutions of the Board of Directors of each of the Companies authorizing the execution, delivery and performance of (i) this Financing Agreement, and (ii) any related agreements, in each case certified by the Secretary or Assistant Secretary of each of the Companies as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Companies as to the incumbency and signature of the officers of each of the Companies executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

         (e) Corporate Organization - CIT shall have received (i) a copy of the Certificate of Incorporation of each of the Companies certified by the Secretary of State of the states of their incorporation, and (ii) a copy of the By-Laws of each of the Companies certified by the respective Secretary or Assistant Secretary thereof, all as amended through the date hereof.

         (f) Officer's Certificate - CIT shall have received an executed Officer's Certificate of each of the Companies, satisfactory in form and substance to CIT, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) each of the Companies is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

         (g) Opinions - In-house counsel for the Companies shall have delivered to CIT opinions satisfactory to CIT.


         (h) Absence of Default - No Default or Event of Default shall have occurred and, since the Petition Date, no Material Adverse Change shall have occurred.

          (i) Legal Restraints/Litigation - As of the Closing Date, there shall be no (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Companies, or any one of them or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Companies or any one of them or their assets, which, in the opinion of CIT, if adversely determined, could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies or any one of them.

         (j)        [intentionally omitted]

         (k) Budget - CIT shall have received, reviewed and been satisfied with:
(i) a one year monthly cash flow projection and (ii) a thirteen week weekly cash flow projection prepared by each of the Companies (collectively, the "Budget").

         (l) Pledge Agreement - The Companies shall (i) execute and deliver to CIT a pledge and security agreement pledging to CIT as additional collateral for the Obligations of the Companies not less than 100% of the issued and outstanding stock of the Companies (other than the stock of UTC) and not less than 100% of the stock (or membership interest, as applicable) of all subsidiaries of the Companies and, (ii) deliver to CIT the stock or other certificates evidencing such stock or other interest (to the extent such interest is represented by a certificate) together with duly executed stock powers or other conveyance documents (undated and in-blank) with respect thereto, all in form and substance reasonably satisfactory to CIT.

         (m) Additional Documents - Each of the Companies shall have executed and delivered to CIT all Loan Documents necessary to consummate the lending arrangement contemplated between the Companies and CIT.

         (n) Disbursement Authorization - The Companies shall have delivered to CIT all information necessary for CIT to issue wire transfer instructions on behalf of the Companies for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to CIT.

         (o) Examination & Verification - CIT shall have completed, to its reasonable satisfaction, an examination and verification of the Accounts, Inventory, machinery and equipment, real estate, financial statements, books and records of each of the Companies which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing, the Companies shall have an aggregate opening additional Availability of at least $1,500,000, as evidenced by a Borrowing Base certificate delivered by each of the Companies to CIT as of the Closing Date, all as more fully required by the CIT Commitment Letter.

         (p) Depository Accounts - Each of the Borrowing Companies shall have established a system of lockbox and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as shall be reasonably acceptable to CIT in all respects. Such accounts shall be subject to three party agreements (between the Companies, CIT and the depository bank), which shall be in form and substance reasonably satisfactory to CIT.

         (q) Mortgages/Deeds of Trust - The Companies shall have executed and delivered to CIT, an agent of CIT or to a title insurance company acceptable to CIT, such mortgages and/or deeds of trust as CIT may reasonably require to obtain first liens on the Real Estate.

         (r) Schedules - The Companies or their counsel shall provide CIT with schedules of: (a) any of the Companies' and their subsidiaries (i) Trademarks,
(ii) Patents, and (iii) Copyrights, as applicable and all in such detail as to provide appropriate recording information with respect thereto, (b) any tradenames, (c) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed, and (d) Permitted Liens, all of the foregoing in form and substance satisfactory to CIT.

         (s) Plans of Reorganization - CIT's review of and reasonable satisfaction with any plan of reorganization being filed by the Companies in conjunction with the bankruptcy petition provided that (i) CIT will not oppose the plan of reorganization if it provides for the debtor-in-possession financing to be paid in full in cash under terms and conditions reasonably acceptable to CIT; and (ii) the Companies are not required to file a plan of reorganization except as set forth in paragraph 10.1.f(xi) hereof.

         (t) Engagement of Consultant - The engagement of a consultant, satisfactory to CIT, to assist the Companies in the Bankruptcy Cases and in analyzing strategic alternatives and initiatives, with such engagement to last until satisfaction in full of the Obligations due to CIT;

         (u) CIT Commitment Letter - Each of the Borrowing Companies shall have fully complied, to the reasonable satisfaction of CIT, with all of the terms and conditions of the CIT Commitment Letter;

         (v) Interim Order Entered - The Interim Order (in form and substance satisfactory to CIT) shall have been entered by the Bankruptcy Court and not have been vacated, stayed, modified, appealed (unless CIT shall have determined, in its sole and absolute discretion, that the Interim Order adequately finds that CIT will be deemed to have extended the credit contemplated by this Financing Agreement in good faith and that the Interim Order otherwise adequately protects the rights of CIT and the extent, validity and priority of its liens under ss. 364(e) of the Bankruptcy Code).

         2.2 Conditions Precedent to Loans During Interim Period. The obligations of CIT to make Loans during the Interim Period are subject to the satisfaction of all of the conditions set forth in Section 2.1 of this Financing Agreement, plus satisfaction of the following conditions:

         (a)      [Intentionally Omitted];

         (b) All Revolving Loans shall be used by Companies, subject to the Budget, to fund working capital needs and the costs of administration of the Chapter 11 Cases;

         (c) As of the date of the proposed advance, no Event of Default shall have occurred and be continuing;

         (d) All representations and warranties of the Companies contained in this Financing Agreement, including but not limited to those representations and warranties set forth in Article 4 hereof shall be true and correct on the date of the proposed advance;

         (e) As of the date of the proposed advance, the Companies shall be in compliance with all of the covenants set forth herein;

         (f) Except as may be otherwise agreed to from time to time by CIT and the Companies in writing, after giving effect to the extension of credit requested to be made by any of the Borrowing Companies on such date, the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by the Companies will not exceed the lesser of (i) the Revolving Line of Credit less the Sterling Sale Reserve or (ii) the Borrowing Base.

         (g) The Companies shall have delivered to CIT a certificate in the form attached hereto as Exhibit 2.2, executed by the chief executive officer or chief financial officer of the Companies confirming the statements made in paragraphs
(b), (c), (d), (e) and (f) above to be true, complete and accurate and that the conditions set forth therein have been satisfied.

         (h) CIT's receipt of, and satisfaction with an updated net orderly liquidation appraisal of the inventory of UOE and Sterling no later than thirty days after the date of this Financing Agreement. The appraisals must be performed by an appraiser mutually agreed upon who will be retained by CIT but paid for by the Companies;

         (i) CIT's receipt of, and satisfaction with a net orderly liquidation appraisal of the inventory of UEP no later than thirty days after the date of this Financing Agreement. The appraisals must be performed by an appraiser mutually agreed upon who will be retained by CIT but paid for by the Companies.

         (j) CIT's receipt of, and reasonable satisfaction with a desktop net orderly liquidation appraisal of the machinery and equipment of UEP and a net orderly liquidation value appraisal, including asset inspection of the machinery and equipment of UOE and Sterling no later than thirty days after the date of this Financing Agreement. Prior to receipt of each appraisal, such assets will not be included in the Borrowing Base. The appraisals must be performed by an appraiser mutually agreed upon who will be retained by CIT but paid for by the Companies; and

         (k) CIT's receipt of, and reasonable satisfaction with, a fair market value real estate appraisal of the real property of UEP no later than thirty days after the date of this Financing Agreement. Prior to receipt of the appraisal, such real estate will not be included in the Borrowing Base. The appraisals must be performed by an appraiser mutually agreed upon who will be retained by CIT but paid for by the Companies with the appraisal assumptions based on a maximum six month marketing period.

Each borrowing by a Borrowing Company hereunder shall constitute a representation and warranty by the Companies as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Companies and CIT shall otherwise agree herein or in a separate writing.

         2.3 Conditions Precedent to Loans After the Interim Period. The obligations of CIT to make Loans after the Interim Period are subject to the satisfaction immediately prior to or concurrently with the making of such Loans of all conditions set forth in Sections 2.1 and 2.2 of this Financing Agreement, plus the following conditions:

         (a) Final Order - The Final Order, substantially in the form of order annexed hereto as Exhibit B shall have been entered by the Bankruptcy Court and become Final; and shall include, without limitation, the acknowledgment of the Companies and any Official Committee of Unsecured Creditors as to the amount of the Obligations and the validity, priority and extent of CIT's liens on the Collateral; provided, however, that the Official Committee and any party in interest other than the Companies shall have a period of 75 days from the date hereof to commence an action challenging the amount of the Obligations or the validity, priority and extent of CIT's liens existing on the Petition Date.

         (b) Title Insurance Policies - With respect to Real Estate included in the Borrowing Base CIT shall have received, in respect of each mortgage or deed of trust, a mortgagee's title policy or marked-up unconditional binder for such insurance. Each such policy shall (i) be in an amount satisfactory to CIT; (ii) insure that the mortgage or deed of trust insured thereby creates a valid first lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except those acceptable to CIT; (iii) name CIT as the insured thereunder; and (iv) contain such endorsements and effective coverage as CIT may reasonably request, including, without limitation, the revolving line of credit endorsement. CIT shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording taxes, if any, shall have been paid. Until CIT shall have received such title insurance, no amounts attributable to the Real Estate shall be included in the Borrowing Base.

         (c) Surveys - With respect to Real Estate included in the Borrowing Base CIT and the title insurance company issuing each policy referred to in the immediately preceding paragraph (each, a "Title Insurance Company") shall have received maps or plats of a perimeter or boundary of the site of each of the properties covered by the mortgages or deeds of trust, dated a date satisfactory to CIT and the relevant Title Insurance Company prepared by an independent professional licensed land surveyor satisfactory to CIT and the relevant Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping; and, without limiting the generality of the foregoing, there shall be surveyed and shown on the maps or plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building, structures and improvements on the sites; and (vi) if the site is designated as being on a filed map, a legend relating the survey to said map. Further, the survey shall x) be certified to CIT and the Title Insurance Company and y) contain a legend reciting as to whether or not the site is located in a flood zone.

(d) Environmental Report - With respect to Real Estate included in the Borrowing Base CIT shall have received environmental audit reports on i) all of each of the Companies' leasehold and fee interests, and ii) the Companies' waste disposal practices. The reports must x) be satisfactory to CIT and y) not disclose or indicate any material liability (real or potential) stemming from the Companies' premises, their operations, their waste disposal practices or waste disposal sites used by Companies.

(e) Repayment of Pre-Petition Obligations - All Pre-Petition Obligations shall be paid or satisfied in full, including through utilization of the proceeds of the Revolving Loans to be made under this Financing Agreement;

SECTION 3.   Revolving Loans

         3.1 CIT agrees, subject to the terms and conditions of this Financing Agreement, from time to time, to make loans and advances to the Borrowing Companies on a revolving basis (i.e. subject to the limitations set forth herein, each of the Borrowing Companies may borrow, repay and re-borrow Revolving Loans) in an amount equal to the lesser of (x) Availability and (y) the Line of Credit less the Sterling Sale Reserve. Such loans and advances shall be in amounts not to exceed the Borrowing Base. All requests for loans and advances must be received by an officer of CIT no later than 2:00 p.m., New York time, of the Business Day on which any such loans and advances are required.

         3.2 In furtherance of the continuing assignment and security interest in each of the Companies' Accounts and Inventory, each of the Companies will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to CIT in such form and manner as CIT may reasonably require, solely for CIT's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as CIT may reasonably request, including, without limitation: (i) weekly sales journals, (ii) weekly schedules of Accounts; (iii) monthly detailed Accounts agings; (iv) weekly perpetual Inventory reports (categorized by location, then subcategorized by category and further subcategorized by type); and (v) weekly calculation of all non-Eligible Accounts and non-Eligible Inventory, all in form and substance reasonably satisfactory to CIT, certified as to their accuracy by the Companies' chief executive officer, chief financial officer or treasurer and reviewed and approved by the Companies' outside financial consultant engaged in accordance with Section 2.1(t) of this Financing Agreement, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as CIT may reasonably request, and provided further that CIT may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, upon CIT's request and reasonable notice, each of the Companies shall provide CIT with copies of agreements with, or purchase orders, if available, from, such Companies' customers, and copies of invoices to customers, proof of shipment or delivery, access to their computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as CIT may reasonably require. Failure to provide CIT with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each of the Companies hereby authorizes CIT to regard the Companies' printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Companies' authorized officers or agents.

         3.3 Each of the Companies hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers, made by the Companies in the ordinary course of their business; the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of the Companies and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the Companies; and the Companies' customers have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Companies have complied with the notification requirements of Paragraph 3.5 of this Section 3. The Companies confirm to CIT that any and all Taxes relating to their business, their sales, the Accounts or Inventory relating thereto, are their sole responsibility and that same will be paid by the Companies when due, subject to Paragraph 7.6 of Section 7 of this Financing Agreement, and that none of said Taxes represent a lien on or claim against the Accounts. The Companies hereby further represent and warrant that they shall not acquire any Inventory on a consignment basis, nor co-mingle their Inventory with any of their customers or any other person, including pursuant to any bill and hold sale or otherwise, and that their Inventory is marketable to their customers in the ordinary course of business of the Companies, except as it may otherwise report in writing to CIT pursuant to Paragraph 3.5 hereof from time to time. The Companies also warrant and represent that they are duly and validly existing corporations (or other business organizations as the case may be) and are qualified in all states where the failure to so qualify would have a material adverse effect on their business or their ability to enforce collection of a material amount of Accounts due from customers residing in that state. The Companies agree to maintain such books and records regarding Accounts and Inventory as CIT may reasonably require and agree that the books and records of the Companies will reflect CIT's interest in the Accounts and Inventory. All of the books and records of the Companies will be available upon reasonable notice to CIT at normal business hours, including any records handled or maintained for the Companies or any one of them by any other company or entity.

          3.4 (a) Until CIT has advised the Companies to the contrary after the occurrence of an Event of Default, the Companies, at their expense, will enforce, collect and receive all amounts owing on their respective Accounts in the ordinary course of their business and any proceeds they so receive shall be subject to the terms hereof, and held on behalf of and in trust for CIT. Such privilege shall terminate at the election of CIT, upon the occurrence and notice of an Event of Default. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by a Company with respect to any Collateral, including Accounts, shall be held by such Company in trust for CIT, separate from such Company's own or the Companies' property and funds, and promptly turned over to CIT with proper assignments or endorsements by deposit to the Depository Accounts. Each of the Companies shall: (i) indicate on all of its invoices that funds should be delivered to and deposited in a Depository Account; (ii) direct all of its account debtors to deposit any and all proceeds of Collateral into the Depository Accounts; (iii) irrevocably authorize and direct any banks which maintain the Companies' initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; and (iv) advise all such banks of CIT's security interest in such funds. The Companies shall provide CIT with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. Subject to Collection Days, all amounts received by CIT in payment of Accounts will be credited to the Revolving Loan Account when CIT is advised by its bank of its receipt of "collected funds" at CIT's bank account in New York, New York on the Business Day of such advise if advised no later than 2:00 p.m. Eastern Time or on the next succeeding Business Day if so advised after 2:00 PM Eastern Time. No checks, drafts or other instrument received by CIT shall constitute final payment to CIT unless and until such instruments have actually been collected.

         (b) The Companies shall establish and maintain, in their name and at their expense, Deposit Accounts with such banks as are acceptable to CIT (the "Blocked Accounts") into which each of the Companies shall promptly cause to be deposited: (i) all proceeds of Collateral received by any of the Companies, including all amounts payable to the Companies from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by the Companies at each of their locations, all as further provided in Paragraph 3.4(a) above. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to CIT (the "Blocked Account Agreements"), providing that all cash, checks and items received or deposited in the Blocked Accounts are the property of CIT, that the depository bank has no lien upon, or right of set off against, the Blocked Accounts and any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and that automatically, on a daily basis the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as CIT may from time to time designate for such purpose. The Companies hereby confirm and agree that all amounts deposited in such Blocked Accounts and any other funds received and collected by CIT, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of CIT.

         3.5 The Companies agree to notify CIT: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of their Inventory, in their weekly and monthly collateral reports (as applicable) provided to CIT hereunder, in such detail and format as CIT may reasonably require from time to time; and (b) promptly of any such matters which are material, as a whole, to the Accounts and/or the Inventory. The Companies agree to issue credit memoranda promptly (with duplicates to CIT upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by CIT) and on notice from CIT, the Companies agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Companies, marked with CIT's name (as secured party) and held by the Companies for CIT's account.

         3.6 CIT shall maintain a single Revolving Loan Account on its books in which each of the Companies will be jointly and severally charged with all loans and advances made by CIT to the Borrowing Companies, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CIT may incur in connection with the exercise by or for CIT of any of the rights or powers herein conferred upon CIT, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CIT in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by such Company. Subject to prior payment in full of the Pre-Petition Obligations in accordance with the Orders, the Companies will be credited with all amounts received by CIT from the Companies or from others for the Companies' account, including, as above set forth, all amounts received by CIT in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to CIT's right to demand payment of any Obligation. Further, it is understood that CIT shall have no obligation whatsoever to perform in any respect any of the Companies' contracts or obligations relating to the Accounts.

         3.7 After the end of each month, CIT shall promptly send the Companies a statement showing the accounting for the charges, loans, advances and other transactions occurring between CIT and the Companies during that month. The monthly statements shall be deemed correct and binding upon the Companies and shall constitute an account stated between the Companies and CIT unless CIT receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

         3.8 In the event that any requested advance exceeds Availability or that (a) the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (b)(x) the Borrowing Base or
(y) the Revolving Line of Credit less the Sterling Sale Reserve, any such nonconsensual overadvance shall be due and payable to CIT immediately, without the requirement of demand therefor.

SECTION 4. Representations And Warranties Of The Companies

         In order to induce CIT to execute and deliver this Financing Agreement and to make the Revolving Loans available to the Borrowing Companies, each Company represents and warrants to CIT that, as of the date hereof:

         4.1 Good Standing of the Companies; Authorization.4.1 Good Standing of the Borrower; Authorization Each Company is duly incorporated (except UEP), organized and existing and in good standing (unless due to the failure to pay franchise taxes, the ability of which is stayed by reason of commencement of the Chapter 11 Cases) in the State set forth on Schedule 4.1 hereto and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions wherein the nature of its business or property makes such qualification necessary, and has the corporate power to own its properties and to carry on its business as now conducted. The execution, delivery and performance of this Financing Agreement, and the Loan Documents have been duly authorized by all necessary corporate proceedings on the part of such Company.

         4.2 Compliance with Laws and Other Agreements.4.2 Compliance with Laws and Other Agreements Each Company is in material compliance with all laws, rules, regulations, judgments, decrees, orders, agreements and requirements which affect in a material way the Companies, their assets or the operation of their business and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any law, regulation, judgment, decree, order, agreement, or other governmental requirement that is not stayed by reason of commencement of the Chapter 11 Cases.

         4.3 No Conflict; Governmental Approvals. The execution, delivery, and performance of this Financing Agreement and each of the Loan Documents will not
(i) conflict with, violate, constitute a default under, or result in a breach of any provision of any applicable law, rule, regulation, judgment, decree or order, or (ii) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of such Company. No authorization, permit, consent or approval of or other action by, and no filing, registration or declaration with, any governmental authority or regulatory body is required to be obtained or made by any Company for the due execution, delivery and performance of this Financing Agreement or any of the Loan Documents, except such as have been duly obtained or made prior to the date hereof.

         4.4        [Intentionally Omitted]

         4.5 Taxes. The Companies are not delinquent in payment of any income, property or other tax, except for any delinquency in the payment of a tax which is contested in good faith by the applicable Co mpany that is not stayed by reason of commencement of the Chapter 11 Cases.

         4.6        Encumbrances and Guaranties

         (a) All properties and assets of the Companies are owned by the Companies free and clear of all Encumbrances except (i) those for taxes or other government charges either not yet delinquent or the nonpayment of which is permitted pursuant to this Financing Agreement; (ii) those not arising in connection with indebtedness that do not materially impair the use or value of the properties or assets of the Companies in the conduct of their businesses;
(iii) those encumbrances otherwise permitted hereunder; and (iv) encumbrances set forth on Schedule 4.6(a) attached hereto.

         (b) No Company is obligated under any guaranty, except as set forth in Schedule 4.6(b) hereof.

         4.7 Margin Securities The assets of the Companies do not include any "margin securities" within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, 221), and the Companies do not have any present intention of acquiring any margin security.

         4.8 ERISA4.9 ERISA The provisions of each employee benefit plan as defined in Section 3(3) of ERISA ("Plan") maintained by the Companies comply with all applicable requirements of ERISA and of the Code, and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No reportable event, as defined in
Section 4043 of ERISA, has occurred with respect to any Plan; no Plan to which
Section 4021 of ERISA applies has been terminated; no Plan has incurred any liability to PBGC as provided in Section 4062, 4063 and 4064 of ERISA; no Plan has been involved in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code; and there are no unfunded liabilities with respect to any funded Plan.

         4.9 Pending Litigation4.10 Pending Litigation Except as described on
Schedule 4.9 attached hereto, there are no actions, suits, proceedings or investigations pending, or, to the knowledge of the Companies, threatened against or affecting any Company, before any court, arbitrator or administrative or governmental body which, in the aggregate, might adversely affect any action taken or to be taken by the Companies under this Financing Agreement and the other Loan Documents or which, in the aggregate, might materially adversely affect the business, operations, properties or financial position of any Company, or the ability of any Company to perform its obligations under this Financing Agreement and the other Loan Documents.
         4.10 Valid, Binding and Enforceable This Financing Agreement and the Loan Documents have been duly and validly executed and delivered by the parties thereto (other than CIT) and constitute the valid and legally binding obligations of such parties enforceable in accordance with their respective terms.

         4.11       Environmental Matters

         (a) Except as set forth on Schedule 4.11(a) each Company has performed all of its obligations under, has obtained all necessary approvals, permits, authorizations and other consents required by, and is not in material violation of, any Environmental Laws.

         (b) Except as set forth on Schedule 4.11(b), no Company has received any notice, citation, summons, directive, order or other communication, written or oral, from, and no Company has any knowledge of the filing or giving of any such notice, citation, summons, directive, order or other communication by, any governmental or quasi-governmental authority or agency or any other Person concerning the presence, generation, treatment, storage, transportation, transfer, disposal, release or other handling of any Hazardous Materials within, on, from, related to, or affecting any real property owned or occupied by any Company.

         (c) To the best of each Company's knowledge, after reasonable inquiry, no real property owned or occupied by any Company has ever been used, either by such Company or any of its predecessors in interest, to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material in violation of any applicable Environmental Laws.

         (d) To the best of each Company's knowledge, after due inspection, there are no Hazardous Materials within, on or under any real property owned or occupied by such Company in violation of any applicable Environmental Laws.

         4.12 Leases Schedule 4.12 attached hereto sets forth a correct and complete list of leases, of both real property and material personal property, to which each Company is party.

         4.13 No Untrue Statements Neither this Financing Agreement, the Loan Documents nor any other document, certificate or statement furnished or to be furnished by the Companies or by any other party to CIT in connection herewith contains, or at the time of delivery will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

                    Each request for an advance made by the Companies pursuant to this Financing Agreement shall constitute (i) a warranty and representation by the Companies to CIT that there does not then exist an Event of Default or any event or condition which, with notice, lapse of time or the making of such advance, would constitute an Event of Default and (ii) a reaffirmation as of the date of said request of the representations and warranties of the Companies contained herein (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date). All representations and warranties of the Companies contained in this Financing Agreement and the other Loan Documents shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 5.   Letters of Credit.
         In order to assist the Borrowing Companies, or any one of them, in establishing or opening Letters of Credit with an Issuing Bank, the Companies have requested CIT to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CIT's credit to the Borrowing Companies and CIT has agreed to do so. These arrangements shall be handled by CIT subject to the terms and conditions set forth below.

         5.1 Within the Revolving Line of Credit (less the Sterling Sale Reserve) and Availability, CIT shall assist each of the Borrowing Companies in obtaining Letter(s) of Credit in an amount not to exceed the outstanding amount of the Letter of Credit Sub-Line. CIT's assistance for amounts in excess of the Letter of Credit Sublimit shall at all times and in all respects be in CIT's sole discretion. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to CIT, the Issuing Bank and the Borrowing Companies, provided that Letters of Credit shall not be used for the purchase of domestic Inventory or to secure present or future debt of domestic Inventory suppliers. Any and all outstanding Letters of Credit issued hereunder for any Borrowing Company shall be reserved dollar for dollar from Availability as an Availability Reserve.

         5.2 CIT shall have the right, without notice to any of the Companies, to charge the Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by CIT under the Letters of Credit Guaranty at the earlier of a) payment by CIT under the Letters of Credit Guaranty; or b) the occurrence of an Event of Default. Any amount charged to the Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Paragraph 8.1 of Section 8 of this Financing Agreement.

         5.3 Each of the Companies agrees to indemnify CIT and hold CIT harmless from any and all loss, claim or liability incurred by CIT arising from any transactions or occurrences relating to Letters of Credit established or opened for any Borrowing Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CIT under the Letters of Credit Guaranty. This indemnity shall survive termination of this Financing Agreement. The Companies agree that any charges incurred by CIT for any of the Companies account by the Issuing Bank shall be conclusive on CIT and may be charged to the Companies' Revolving Loan Account.

         5.4 CIT shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Companies.

         5.5 The Companies agree that any action taken by CIT, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letter of Credit Guarantees, the drafts or acceptances, or the Collateral, shall be binding on each of the Companies and shall not result in any liability whatsoever of CIT to the Companies. In furtherance thereof, CIT shall have the full right and authority to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CIT's sole name. The Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CIT, all without any notice to or any consent from the Companies or any one of them. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or any Company's instructions with respect thereto, CIT may exercise its rights hereunder in its sole and reasonable business judgement. In addition, without CIT's express consent and endorsement in writing, the Companies agree: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by CIT, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

         5.6 The Companies agree that: (a) any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and (c) any certificates in that regard that CIT may at any time request will be promptly furnished. In connection herewith, the Companies warrant and represent that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. Each of the Companies assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Companies' risk, liability and responsibility.

         5.7 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CIT shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Companies or any one of them to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CIT and apply in all respects to CIT and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6.   Collateral
         6.1 As security for the prompt payment in full of all Obligations, each of the Companies hereby pledges and grants to CIT a continuing general lien upon, and security interest in, all of their real and personal property, including but not limited to all:

         (a)        Accounts;

         (b)        Inventory;

         (c)        General Intangibles;

         (d)        Documents of Title;

         (e)        Other Collateral;

         (f)        Investment Property;

         (g)        Equipment; and

         (h)        Real Estate.


         6.2 The security interests granted hereunder shall extend and attach to:

         (a) All Collateral which is owned by any of the Companies or in which the Companies have any interest, whether held by the Companies or others for their account, and, if any Collateral is Equipment, whether the Companies' interest in such Equipment is as owner, finance lessee or conditional vendee;

         (b) All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

         (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CIT or the Companies from the Companies' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Companies, or to the sale, promotion or shipment thereof.

         6.3 The Companies agree to safeguard, protect and hold all Inventory for CIT's account and make no disposition thereof except in the ordinary course of their business of the Companies, as herein provided. The Companies represent and warrant that Inventory will be sold and shipped by the Companies to their customers only in the ordinary course of the Companies' business, and then only on open account and on terms currently being extended by the Companies to their respective customers, provided that, absent the prior written consent of CIT, the Companies shall not sell Inventory on a consignment basis nor retain any lien or security interest in any sold Inventory. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. The Companies hereby agree to immediately forward any and all proceeds of Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for CIT pending delivery to CIT. Irrespective of CIT's perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, each of the Companies hereby irrevocably grants CIT a royalty free license to sell, or otherwise dispose or transfer, in accordance with
Section 10 of this Financing Agreement, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by CIT.

         6.4 The Companies agree at their own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Companies also agree to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to CIT's security interest. Absent CIT's prior written consent, any sale, exchange or other disposition of any Equipment shall be made by the Companies in the ordinary course of their business and as set forth herein. The Companies may, in the ordinary course of their business, sell, exchange or otherwise dispose of obsolete or surplus Equipment provided, however, that: (a) the then value of the Equipment so disposed of in any Fiscal Year does not exceed $100,000 in the aggregate; and (b) the proceeds of any such sales or dispositions shall be held in trust by the Companies for CIT and shall be immediately delivered to CIT by deposit to the Depository Account; provided, however, that the aforesaid right shall automatically cease upon the occurrence of a Default or an Event of Default which is not waived in writing by CIT. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

         6.5 The rights and security interests granted to CIT hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Accounts may from time to time be temporarily in a credit position, until the final payment in full to CIT of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CIT to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by CIT. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         6.6 Notwithstanding CIT's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, CIT shall have the right in its sole discretion to determine which rights, liens, security interests or remedies CIT shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CIT's rights hereunder.

         6.7 Any balances to the credit of the Companies and any other property or assets of the Companies in the possession or control of CIT may be held by CIT as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest CIT may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations. CIT may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

         6.8 Each of the Companies possess all General Intangibles and rights thereto necessary to conduct their business as conducted as of the Closing Date and the Companies shall maintain their rights in, and the value of, the foregoing in the ordinary course of their business, including, without limitation, by making timely payment with respect to any applicable licensed rights other than payments deferred by reason of commencement of the Chapter 11 Cases. The Companies shall deliver to CIT, and/or shall cause the appropriate party to deliver to CIT, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the Companies and their subsidiaries as CIT shall require to obtain valid first liens thereon. In furtherance of the foregoing, the Companies shall provide timely notice to CIT of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and the Companies shall execute such documentation as CIT may reasonably require to obtain and perfect its lien thereon. The Companies hereby confirm that they shall deliver, or cause to be delivered, any pledged stock issued subsequent to the Closing Date to CIT in accordance with the applicable terms of the Pledge Agreement and prior to such delivery, shall hold any such stock in trust for CIT. Each of the Companies hereby irrevocably grants to CIT a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default, of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of CIT's lien and perfection in any General Intangibles.

         6.9 This Financing Agreement and the obligation of the Companies to perform all of their covenants and obligations hereunder are further secured by mortgage(s), deed(s) of trust or assignment(s) on the Real Estate.

         6.10 The Companies shall give to CIT from time to time such mortgage(s), deed(s) of trust or assignment(s) on the Real Estate or real estate acquired after the date hereof as CIT shall require to obtain a valid first lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to CIT.

         6.11 The Company agrees that all chattel paper created by the Company will be marked: "This chattel paper has been assigned to The CIT Group/Business Credit, Inc. Further assignment of this chattel paper violates the rights of The CIT Group/Business Credit, Inc.

SECTION 7. Covenants
         7.1 Each of the Companies hereby warrants, represents and covenants that: (i) Schedule 4.1 hereto correctly and completely sets forth the Companies'
(A) chief executive office; (B) state of incorporation, (C) Collateral locations, (D) tradenames, and (E) all the other information listed on said Schedule; (ii) except for the Permitted Encumbrances, CIT holds a valid, perfected and first priority security interest in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; (iii) except for the Permitted Encumbrances, the Companies are, or will be, at the time additional Collateral is acquired by them, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (iv) the Companies will, at their expense, forever warrant and, at CIT's request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (v) the Companies will not grant, create or permit to exist, any lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of any Company's Inventory; and (vi) the Equipment is and will only be used by the Companies in their business and will not be held for sale or lease, or removed from their premises, or otherwise disposed of by the Companies except as otherwise permitted in this Financing Agreement.

         7.2 Each of the Companies agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as CIT shall reasonably require. The Companies agree that CIT or its agents may upon reasonable notice enter upon any of the Companies' premises at any time during normal business hours, and from time to time in its reasonable business judgement, for the purpose of inspecting the Collateral and any and all records pertaining thereto. The Companies are also to advise CIT promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CIT therein.

         7.3 Each of the Companies agrees to: (a) execute and deliver to CIT, from time to time, solely for CIT's convenience in maintaining a record of the Collateral, such written statements, and schedules as CIT may reasonably require, designating, identifying or describing the Collateral; and (b) provide CIT, on request, with an appraisal of the Inventory which appraisal shall be at the Companies' expense and otherwise acceptable to CIT. Any failure, however, to promptly give CIT such statements, or schedules shall not affect, diminish, modify or otherwise limit CIT's security interests in the Collateral.

         7.4 Each of the Companies agrees to comply with the requirements of all state and federal laws in order to grant to CIT valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CIT is hereby authorized by the Companies to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral. The Companies hereby consent to and ratify any and all execution and/or filing of financing statements on or prior to the Closing Date by CIT. The Companies agree to do whatever CIT may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with CIT's agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to CIT's possession; and (e) performing such further acts as CIT may reasonably require in order to effect the purposes of this Financing Agreement, including but not limited to obtaining control agreements with respect to deposit accounts and/or Investment Property.

         7.5(a) Each of the Companies agrees to maintain insurance on the Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CIT. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, to be made payable to CIT, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CIT may require reasonably to fully protect CIT's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CIT with the loss payable endorsement in CIT's favor, and shall provide for not less than thirty (30) days prior written notice to CIT of the exercise of any right of cancellation. At the Companies' request, or if the Companies fail to maintain such insurance, CIT may arrange for such insurance, but at the Companies' expense and without any responsibility on CIT's part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by CIT, CIT shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, have the sole right, in the name of CIT or the Companies, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         (b) In the event of any loss or damage by fire or other casualty to the Companies' Inventory, Real Estate or Equipment, CIT shall apply insurance proceeds relating thereto to reduce the Revolving Loans.

         (c) In the event the Companies or any one of them fails to provide CIT with timely evidence, acceptable to CIT, of its maintenance of insurance coverage required pursuant to paragraph 7.5(a) above, CIT may purchase, at the Companies' expense, insurance to protect CIT's interests in the Collateral. The insurance acquired by CIT may, but need not, protect the Companies' interest in the Collateral, and therefore such insurance may not pay claims which the Companies may have with respect to the Collateral or pay any claim which may be made against the Companies in connection with the Collateral. In the event CIT purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Companies shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable Chase Bank Rate for Revolving Loans set forth in paragraph 8.1 of Section 8 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. CIT may charge all of such premiums, fees, costs, interest and other charges to the Companies' Revolving Loan Accounts. The Companies hereby acknowledge that the costs of the premiums of any insurance acquired by CIT may exceed the costs of insurance which the Companies may be able to purchase on their own. In the event that CIT purchases such insurance, CIT will notify the Companies of said purchase within thirty
(30) days of the date of such purchase. If, within thirty (30) days of the date of such notice, the Companies provide CIT with proof that the Companies had the insurance coverage required pursuant to 7.5(a) above (in form and substance satisfactory to CIT) as of the date on which CIT purchased insurance and the Companies continued at all times to have such insurance, then CIT agrees to cancel the insurance purchased by CIT and credit the Companies' Revolving Loan Account with the amount of all costs, interest and other charges associated with any insurance purchased by CIT, including with any amounts previously charged to the Revolving Loan Account.

         7.6 Subject to Bankruptcy Code limitations, each of the Companies agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon the Companies or the Collateral unless such Taxes are being diligently contested in good faith by the Companies by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder (a) for Taxes due the United States of America, or (b) which in CIT's opinion might create a valid obligation having priority over the rights granted to CIT herein (exclusive of Real Estate), such lien shall not be deemed to be a Permitted Encumbrance hereunder and, subject to Bankruptcy Code limitations, the Companies shall immediately pay such tax and remove the lien of record. If the Companies or any one of them fails to do so promptly, then at CIT's election, CIT may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgement, or (ii) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay Taxes on the Companies' behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

         7.7 Each of the Companies: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Companies or any one of them, provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CIT's reasonable opinion, materially and adversely effect CIT's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of their real property and operation of their business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Companies or any one of them; and (c) shall not be deemed to have breached any provision of this Paragraph 7.7 if (i) the failure to comply with the requirements of this Paragraph 7.7 resulted from good faith error or innocent omission, (ii) the Companies promptly commence and diligently pursue a cure of such breach, and (iii) such failure is cured within
(30) days following the Companies' receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

         7.8 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, unless CIT shall have otherwise consented in writing, each of the Companies will furnish to CIT: (a) within ninety (90) days after the end of each Fiscal Year of the Companies, an audited Consolidated Balance Sheet, with a Consolidating Balance Sheet attached thereto, as at the close of such year, and statements of profit and loss and cash flow of the Companies and their consolidated subsidiaries for such year, audited by independent public accountants selected by the Companies and satisfactory to CIT; (b) within sixty (60) days after the end of each Fiscal Quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss and cash flow of the Companies and their consolidated subsidiaries, certified by an authorized financial or accounting officer of the Companies; (c) within thirty
(30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss and cash flow of the Companies and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Companies; (d) on the date the Companies' monthly operating reports are filed with the Bankruptcy Court, a copy of such reports;
(e) on Wednesday of each week, an updated weekly cash flow budget, comparing the Companies' actual weekly cash flows since the Petition Date to the Budget and providing budgeted weekly cash flows for the following thirteen weeks; and (f) from time to time, such further information regarding the business affairs and financial condition of the Companies and their consolidated subsidiaries as CIT may reasonably request, including, without limitation (i) the accountant's management practice letter and (ii) annual cash flow projections in form satisfactory to CIT. Each financial statement which the Companies are required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) each Companies' financial condition at the end of the particular accounting period, as well as the Companies' operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) the Companies have not received any notice of cancellation with respect to their property insurance policies; (C) the Companies have not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

         7.9        Comply with all terms and conditions of the Orders.

         7.10 Cause the Final Order to be entered by the Bankruptcy Court on or before 30 days after the date of the Interim Order.

         7.11 Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, each of the Companies agrees that, without the prior written consent of CIT, except as otherwise herein provided, the Companies or any one of them will not:

         (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Companies' Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

         (b) Incur or create any Indebtedness other than the Permitted Indebtedness;

         (c) Sell, lease, assign, transfer or otherwise dispose of all or any material part of its assets other than in the ordinary course of business or any significant product line or process (except for sales approved by the Bankruptcy Court and consented to by CIT, including, but not limited to a sale of substantially all of the assets of Sterling upon terms and conditions acceptable to CIT, which consent by CIT shall not be unreasonably withheld provided; however, that the Companies may dispose of up to $50,000 of assets without prior consent of CIT);

         (d) Merge, consolidate or otherwise alter or modify their respective corporate names, principal places of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by the Companies or any one of them, except that the Companies may (A) change their corporate name or address, or (B) a Company may merge with and into any other Company (with a Company being the survivor of such merger); provided that in any such instance under (A) or (B) above (i) the Companies shall give CIT thirty (30) days prior written notice thereof, and (ii) the Companies shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by CIT to confirm the continuation and preservation of all security interests and liens granted to CIT hereunder;

         (e) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

         (f) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding;

(g) Make any advance or loan to, or any investment in, any firm, entity, person or corporation or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation provided, however, the Companies shall be permitted to transfer funds between and among the Companies;

(h) Pay any management, consulting or other similar fees to any person, corporation or other entity affiliated with the Companies provided, however, the Companies shall be permitted to transfer funds between and among the Companies;

(i) Incur or apply to the Bankruptcy Court for authority to incur, or suffer to exist, any indebtedness having the priority afforded by Section 364(c) or (d) of the Bankruptcy Code (including any Superpriority Claims) other than the Carve Out and financing provided for under this Financing Agreement unless such financing would pay in full the Obligations under this Agreement and any outstanding Pre-Petition Indebtedness;

(j) Limit, affect or modify, or apply to the Bankruptcy Court to limit, affect or modify any of CIT's rights with respect to the Obligations, including rights with respect to Pre-Petition Collateral and Post-Petition Collateral (each as defined in the Orders) and the priority thereof and payment of various amounts, pursuant to any Reorganization Plan or otherwise;

(k) Except for the Carveout (as defined in the Orders), apply to the Bankruptcy Court for the authority or allow to be incurred, created, assumed, suffered or permitted any claim, lien or Encumbrance (other than Permitted Liens) against any Company, any subsidiary of any Company, or any of their assets in the Bankruptcy Cases to be pari passu with, or senior to, the liens, encumbrances and claims of CIT granted and arising hereunder and under the Orders;

(l) Make any payments or transfer any property on account of claims asserted by the Companies' vendors for reclamation in accordance with UCC Section 2-702 and Bankruptcy Code
                    Section 546(c) in excess of an amount to be agreed upon by CIT;

(m) Enter into any agreements or file any motion seeking a Bankruptcy Court order for the return of inventory or supplies to any vendor pursuant to Bankruptcy Code Section 546(c) without the written consent of CIT;

(n) Make or impose any claim of any kind upon or against CIT or the Collateral pursuant to Section 506(c) of the Bankruptcy Code or otherwise. The Companies hereby irrevocably waive all such claims and agrees that they shall not assert such claims at any time. In addition the Companies shall cause the priority of all liens of CIT on the Collateral to be maintained in full force and effect and in accordance with this Financing Agreement, the other Loan Documents and the Orders. The Companies will ensure that except as otherwise provided in this Financing Agreement, no person or entity shall be permitted to exercise any rights or remedies with respect to the Collateral unless and until all amounts due under this Financing
                    Agreement and the other Loan Documents have been paid in full; or

(o)      Have any subsidiary (except the other Companies).

                    7.12 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Companies, on a consolidated basis, shall have maintained minimum EBITDA for the period commencing on September 1, 2002 and ending on the date set forth below of not less than the cumulative amounts set forth below:

                                                                   Cumulative
        Ending Date                                                 Amount

           October 27, 2002                                       $  402,400
           November 24, 2002                                      $  411,200
           December 29, 2002                                      $  573,750
           January 26, 2003                                       $  882,300
           February 23, 2003                                      $1,337,050
           March 30, 2003                                         $2,107,150
           April 27, 2003                                         $2,952,050
           May 25, 2003                                           $3,910,000
           June 29, 2003                                          $4,881,550
           July 27, 2003                                          $5,805,500
           August 24, 2002                                        $6,927,500

         7.13 Each of the Companies agrees to advise CIT in writing of: a) all expenditures (actual or anticipated) in excess of $50,000 from the budgeted amount therefor in any Fiscal Year for x) environmental clean-up, y) environmental compliance or z) environmental testing and the impact of said expenses on each of the Companies' Working Capital; and b) any notices the Companies receive from any local, state or federal authority advising the Companies of any environmental liability (real or potential) stemming from any of the Companies' operations, their premises, their waste disposal practices, or waste disposal sites used by any of the Companies and to provide CIT with copies of all such notices if so required.

         7.14 Each of the Companies hereby agrees to indemnify and hold harmless CIT and its officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including reasonable attorney's fees) and any payments made by CIT pursuant to any indemnity provided by CIT with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses with respect to the Loan Documents, including without limitation those which may arise from or relate to: (a) the Depository Account, the Blocked Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; and
(b) any and all claims or expenses asserted against CIT as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate; or any claim or expense which results from any of the Companies' operations (including, but not limited to, any of the Companies' off-site disposal practices) and use of the Real Estate, which CIT may sustain or incur (other than solely as a result of the physical actions of CIT on the Companies' premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. The Companies hereby agree that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. CIT may, in its reasonable business judgement, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

         7.15 Without the prior written consent of CIT, the Companies agree that they will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any subsidiary or affiliate of the Companies, provided that, except as otherwise set forth in this Financing Agreement, the Companies or any one of them may (i) enter into sale and service transactions in the ordinary course of their business and pursuant to the reasonable requirements of any such Company, and upon standard terms and conditions and fair and reasonable terms, no less favorable to such Company than such Company could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction; and (ii) transfer funds between and among the Companies.

         7.16 (a) The Companies' actual expenses from and after the Petition Date, measured on a weekly basis, shall not exceed 115% of the cumulative projected expenses set forth in the Budget for such time period. In addition, no actual expense of the Companies from and after the Petition Date, measured on a line item by line item basis on a rolling four-week basis shall exceed, by more than 25%, the projected amount set forth in the Budget for such item during such period.

                  (b) Subject to subsection (c) below, the Companies' actual total cash receipts for any rolling four-week period shall not be less than 85% of the projected cash receipts set forth in the Budget for such time period.

                  (c) At all times, the outstanding balance of Revolving Loans plus Letter of Credit Guaranties plus Pre-Petition Obligations shall be no more than 115% of the aggregate amount of Revolving Loans plus Letter of Credit Guaranties plus Pre-Petition Obligations estimated to be outstanding under the Budget as of such date.

                  (d) The Budget compliance covenants set forth in this Section shall be measured by CIT upon CIT's receipt of the weekly budget to actual report required to be delivered by the Borrower pursuant to this Agreement.

7.17 The Companies shall maintain, at all times, Excess Availability of not less than $500,000 unless a lesser amount is otherwise consented to by CIT.

7.18 Notwithstanding anything to the contrary contained in this Financing Agreement, if the assets of Sterling are sold pursuant to a transaction consented to by CIT, which consent shall not be unreasonably withheld, (i) Sterling shall cease to be a party to the Financing Agreement and shall be released from all of its obligations and liabilities hereunder, (ii) all Collateral owned by Sterling will be released from any lien, encumbrance or security interest created by this Financing Agreement, (iii) CIT will promptly execute and deliver to Sterling such instruments (including UCC termination statements on form UCC-3) acknowledging the release of such Collateral and (iv) any shares of stock of Sterling pledged to secure the Obligations under the Financing Agreement shall be released from such pledge, provided that upon the consummation of any such sale of the assets of Sterling, all net cash proceeds of such sale shall be delivered to CIT: (i) first, to repay Revolving Loans in amount equal to the portion of the Borrowing Base attributable to Sterling; (ii) and second, to the extent of any excess (30% of such excess shall be referred to herein as the "Sterling Sale Reserve"), to repay Revolving Loans; and (iii) third, to be held in the Companies' bank accounts which are subject to CIT's liens, to be used by the Companies in accordance with the Budget.

SECTION 8.   Interest, Fees and Expenses
          8.1(a) Interest on the Revolving Loans shall be payable monthly as of the end of each month. Interest shall accrue and be payable in an amount equal to the Chase Bank Rate plus two percent (2%) per annum on the average of the net balances owing by the Companies to CIT at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate hereunder for Revolving Loans shall change, as of the date of such change, so as to remain two percent (2%) above the Chase Bank Rate. The rate hereunder for Revolving Loans shall be calculated based on a 360-day year. CIT shall be entitled to charge the Companies' Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

         (b) Upon and after the occurrence and during the continuation of an Event of Default and the giving of any required notice by CIT in accordance with the provisions of Section 10, Paragraph 10.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

         8.2        [Intentionally Omitted]

         8.3 In consideration of the Letter of Credit Guaranty of CIT, the Companies shall pay CIT the Letter of Credit Guaranty Fee which shall be an amount equal to (a) one and one-half percent (1.5%) on the face amount of each documentary Letter of Credit payable upon issuance thereof and (b) two and one-half percent (2.5%) per annum, payable monthly, on the face amount of each standby Letter of Credit less the amount of any and all amounts previously drawn under such standby Letter of Credit.

         8.4 Any and all charges, fees, commissions, costs and expenses charged to CIT for the Companies' account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by CIT, or as may be due upon any termination of this Financing Agreement hereof, and when made by any such Issuing Bank shall be conclusive on CIT.

         8.5 Each of the Companies shall reimburse or pay CIT, as the case may be, for all Out-of-Pocket Expenses.

         8.6 Upon the last Business Day of each month, commencing on August 31, 2002, the Companies shall pay to CIT (i) the Line of Credit Fee, and (ii) interest on the Collection Days.

         8.7 To induce CIT to enter into this Financing Agreement and to extend to the Borrowing Companies the Revolving Loans and Letters of Credit Guaranties the Companies shall pay to CIT a Loan Facility Fee in the amount of $300,000 payable upon initial funding hereunder.

         8.8 On the Closing Date and, if the Termination Date is, with CIT's written consent, extended, on the yearly anniversary of the Termination Date, the Companies shall pay to CIT the Administrative Management Fee in the amount of $40,000, which shall be deemed fully earned on the Closing Date and the annual anniversary of the Closing Date thereafter.

         8.9 The Companies shall pay CIT's standard charges and reasonable fees for CIT's personnel used by CIT for reviewing the books and records of the Companies and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Administrative Management Fee and any Out-of-Pocket Expenses).

         8.10 Each of the Companies hereby authorizes CIT to charge the Revolving Loan Account with the amount of all their Obligations due hereunder as such payments become due. The Companies hereby confirm and agree that they shall promptly pay any Obligations to CIT upon its request therefor. Each of the Companies confirms that (a) its liability for any and all of the fee obligations (including without limitation, those set forth in 8.6 through 8.9 above) and Out-of-Pocket Expenses, set forth in this Financing Agreement and in any of the other Loan Documents is joint and several, and (b) the Companies, as between themselves, shall determine how to pro-rate any such payments due hereunder.

         8.11 In the event that CIT or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgement that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by CIT or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on CIT's or such participant's capital as a consequence of its obligations hereunder to a level below that which CIT or such participant could have achieved but for such adoption, change or compliance (taking into consideration CIT or such participant's policies with respect to capital adequacy) by an amount reasonably deemed by CIT or such participant to be material, then, from time to time, the Companies shall pay no later than five (5) days following demand to CIT or such participant such additional amount or amounts as will compensate CIT's or such participant's for such reduction. In determining such amount or amounts, CIT or such participant may use any reasonable averaging or attribution methods. The protection of this Paragraph 8.11 shall be available to CIT or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of CIT or such participant setting forth such amount or amounts as shall be necessary to compensate CIT or such participant with respect to this
Section 8 and the calculation thereof when delivered to the Companies shall be conclusive on the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Companies in whole or in part exceed the amount which CIT or such participant actually required to be made whole, the excess, if any, shall be returned to the Companies by CIT or such participant, as applicable.

         8.12 In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by CIT or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

         (a) subject CIT or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to CIT or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of CIT or such participant by the federal government or the jurisdiction in which it maintains its principal office);

         (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by CIT or such participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

         (c) impose on CIT or such participant any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to CIT or such participant of making, renewing or maintaining its loans hereunder by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgement, then, in any case the Companies shall pay CIT or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. CIT or such participant shall certify the amount of such additional cost or reduced amount to the Companies and the calculation thereof and such certification shall be conclusive upon the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Companies in whole or in part exceed the amount which CIT or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Companies by CIT or such participant.

         8.13 For purposes of this Financing Agreement and Section 8 thereof, any reference to CIT shall include any financial institution which may become co-lender subsequent to the Closing Date.

SECTIONSECTION 9.   Powers 9.   Powers
         Each Company hereby constitutes CIT, or any person or agent CIT may designate, as its attorney-in-fact, at each Companies' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to CIT have been paid in full:

         (a) To receive, take, endorse, sign, assign and deliver, all in the name of CIT or the Companies or any one of them, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

         (b) To receive, open and dispose of all mail addressed to the Companies or any one of them and to notify postal authorities to change the address for delivery thereof to such address as CIT may designate;

         (c) To request from customers indebted on Accounts at any time, in the name of CIT information concerning the amounts owing on the Accounts;

         (d) To request from customers indebted on Accounts at any time, in the name of the Companies or any one of them, in the name of certified public accountant designated by CIT or in the name of CIT's designee, information concerning the amounts owing on the Accounts;

         (e) To transmit to customers indebted on Accounts notice of CIT's interest therein and to notify customers indebted on Accounts to make payment directly to CIT for the Companies' account; and

         (f) To take or bring, in the name of CIT or the Companies or any one of them, all steps, actions, suits or proceedings deemed by CIT necessary or desirable to enforce or effect collection of the Accounts.

         Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (c), (e) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CIT.

SECTION 10.   Events of Default and Remedies

                  10.1 Events of Default. An event of default ("Event of Default") under this Financing Agreement shall be deemed to exist if any one or more of the following events occurs and is continuing, whatever the reason therefor:

                           (a)      Companies'  Failure to Pay. The Companies
fail to pay any amount of principal, interest, fees or other sums as and when due under this Financing Agreement or any of the Loan Documents, or any other Obligations, or any stipulation between the Companies and CIT whether upon stated maturity, acceleration, or otherwise.

                           (b)      Breach of  Covenants  or  Conditions.
Any Company fails to perform or observe any term, covenant, agreement or condition in this Financing Agreement or any of the other
Loan Documents or is in violation of or non-compliance with any provision of this Financing Agreement or any of the Loan Documents or any stipulation between any Company and CIT.

                           (c)      Defaults  in Other  Agreements.  Any
Company  fails to perform or observe  any  material

term, covenant, agreement or condition contained in, or there shall occur any default under or as defined in, any other post-petition agreement involving a material liability of any Company which shall not be remedied within the period of time (if any) within which such other post-petition agreement permits such default to be remedied, unless such default is waived by the other party thereto or excused as a matter of law.

                           (d)      Agreements  Invalid.  The validity,
binding nature of, or enforceability of any material term or provision of any of the Loan Documents is disputed by, on behalf of, or in the right or name of any Company or any material term or provision of any such Loan Document is found or declared to be invalid, avoidable, or non-enforceable by any court of competent jurisdiction.

                           (e)      False Warranties;  Breach of
Representations. Any warranty or representation made by any Company in this Financing Agreement or any other Loan Document or in any certificate or other writing delivered under or pursuant to this Financing Agreement or any other Loan Document, or in connection with any provision of this Financing Agreement or related to the transactions contemplated hereby shall prove to have been knowingly or intentionally false or incorrect or breached in any material respect on the date as of which made.

                           (f)      Bankruptcy Related Defaults.


                                    (i)          The  Bankruptcy  Court  shall
enter an order with respect to any Company dismissing its Bankruptcy Case or converting it to a case under chapter 7 of the Bankruptcy Code, or appointing a trustee in its Bankruptcy Case (other than at the request of CIT)) or appointing a responsible officer or an examiner with expanded powers (other than at the request of CIT); or

                                    (ii)         The  Bankruptcy  Court  shall
enter an order granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder of any lien or encumbrance other than liens and encumbrances in favor of CIT in any assets of any Company having an aggregate value in excess of $50,000; or

                                    (iii)        An order of the  Bankruptcy

Court shall be entered in the Bankruptcy Case amending, supplementing, staying, vacating or otherwise modifying any of the Orders, or any Company shall apply for authority to do so; provided, that no Event of Default shall occur under this clause to the extent that any such amendment, supplement or other modification is made in compliance with this Financing Agreement and is not adverse, in the sole and absolute judgment of CIT, to the rights and interests of CIT under this Financing Agreement and the Loan Documents; or

                                    (iv)         Any  Company  shall  support
(in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of any Company or by way of other written or unwritten statements to the Bankruptcy Court) any other Person's opposition of any motion made in the Bankruptcy Court by CIT seeking confirmation of the amount of CIT's claim or the validity and enforceability of the liens and encumbrances in favor of CIT; or

                                    (v)          From and after the date of
entry thereof, the Interim Order shall cease to be in full force and effect (or shall have been vacated, stayed, reversed, modified or amended), in each case without the consent of CIT, and the Final Order shall not have been entered prior to such cessation (or vacatur, stay, reversal, modification or amendment); or

                                    (vi)         The Final Order shall not have
been entered by the Bankruptcy Court on or before thirty days after entry of the Interim Order; or

                                    (vii)        From and after the date of
entry thereof, the Final Order shall cease to be in full force and effect (or shall have been vacated, stayed, reversed, modified or amended), in each case without the consent of CIT; or

                                    (viii)       Any  Company  shall make any
payments  on any  Indebtedness  of any Company
(other than with respect to amounts permitted pursuant to First Day Orders and accounted for in the Budget or permitted hereunder) arising before the Petition Date; or

                                    (ix)         Any  Company  shall  fail to
comply  with the  terms of the  Orders  in all material respects; or

                                    (x)          One or more  judgments or
decrees shall be entered against (i) any Company involving in the aggregate a post-Petition Date liability (not paid or fully covered by insurance) of $1,000,000 or more or (ii) any subsidiary of any Company which would have a material adverse effect, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment; or

                                    (xi)         The  Companies  shall have
failed to file a Reorganization Plan and/or a written disclosure statement, within the meaning of Section 1125 of the Bankruptcy Code, each in form and substance reasonably acceptable to CIT, on or before December 31, 2002; or

                                    (xii)        Any of the Collateral is
attached, seized, or repossessed or transferred, actually or constructively, to the possession of a trustee, receiver, custodian or similar client; or

                                    (xiii)       Any motion  shall have been
filed or any claim shall have been asserted by the Companies against the Collateral under Section 506(c) or 552 of the Bankruptcy Code; or

                                    (xiv)        Any objections and other
challenges shall have been filed by any party with respect to the validity, priority, secured status or amount of any CIT's post petition liens or claims as provided for herein that has not been overruled, withdrawn or otherwise dismissed within thirty (30) days of such filing; or

                                    (xv)         Any  Company  (i) shall  be
unable to pay its debts as they become due other than debts as to which such Company either (a) is relieved from paying by operation of the Bankruptcy Code or order of the Bankruptcy Court, or (b) has made an application to the Bankruptcy Court for an extension of time to pay (and such application has not been denied), or (ii) shall cease to do business as a going concern; or

                                    (xvi)        A  Reorganization  Plan to
which CIT has not consented is filed by the Companies with the Bankruptcy Court.

                  (g) Material Adverse Change. The occurrence of a Material Adverse Change.


                  (h) Cessation of Business. Any Borrowing Company, by or through action of its board of directors, shall resolve to close all or substantially all of its business, and such Borrowing Company shall have taken affirmative steps to effectuate such resolution.

         10.2       Remedies.


         (a) Cessation of Loans; Acceleration; Default Rate Interest. Upon the occurrence of a Default and/or an Event of Default and at the option of CIT, all loans, advances and extensions of credit provided for in Sections 3 and 5 of this Financing Agreement shall be thereafter in CIT's sole discretion and the obligation of CIT to make Revolving Loans, open Letters of Credit and provide Letters of Credit Guaranties, shall cease unless such Default is cured to CIT's reasonable satisfaction or Event of Default is waived in writing by CIT, and at the option of CIT upon the occurrence of an Event of Default: (i) without further order of the Bankruptcy Court, all Obligations shall become immediately due and payable; (ii) CIT may charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement. The exercise of any option is not exclusive of any other option, which may be exercised at any time by CIT.

         (b) Relief from Stay. Three (3) business days after written notice to the Companies, the U.S. Trustee and counsel to any statutory committee appointed in the Chapter 11 Cases provided by CIT of the occurrence of any one or more Events of Default and without further permission of the Bankruptcy Court, CIT shall be deemed to have been granted relief from the automatic stay imposed by
Section 362 of the Bankruptcy Code in order to enforce the rights and remedies available to them under this Financing Agreement and the other Loan Documents.

         (c) Appointment of Chapter 11 Trustee. Upon the occurrence of any one or more Events of Default, CIT shall have the right to an expedited hearing to have a chapter 11 trustee acceptable to CIT appointed for the Companies by the Bankruptcy Court in accordance with Section 1104 of the Bankruptcy Code.

         (d) Sale of Property. Upon the occurrence of any one or more Events of Default, CIT shall have the right to an expedited hearing to request authority under Section 363 of the Bankruptcy Code, on behalf of the Companies for the benefit of itself, for CIT to conduct absolute auction sales in accordance with
Section 363 of the Bankruptcy Code of the Companies' interests in any of the Collateral. To the extent that (i) any such property interests are encumbered by a lien securing an obligation owed to a creditor other than CIT, and (ii) such lien ranks prior to the lien securing the Obligations, then the proceeds of any such auction sale shall be used to pay such obligation owed to such creditor prior to the payment of the Obligations.

         (e) Further RemediesFurther Remedies. Three (3) business days after written notice to the Companies, U.S. Trustee and counsel to any statutory committee appointed in the Chapter 11 Cases by CIT of the occurrence of any one or more Events of Default (which 5 days may be coterminous with the notice period set forth in Section 10.2(b) hereof) and without further permission of the Bankruptcy Court, CIT may proceed to protect and enforce its rights under this Financing Agreement and the other Loan Documents by exercising such remedies as are available to CIT in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Financing Agreement or any of the other Loan Documents or in aid of the exercise of any power granted in this Financing Agreement or any of the other Loan Documents.

SECTION 11.  Termination
         This Financing Agreement shall automatically terminate on the Termination Date. Additionally, CIT may terminate the Financing Agreement immediately upon the occurrence of an Event of Default. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CIT may withhold any balances in the Companies' account (unless supplied with an indemnity satisfactory to CIT) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations, including an amount of 110% of the face amount of any outstanding Letters of Credit. All of CIT's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12.   Miscellaneous
         12.1 Each of the Companies hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment except as otherwise set forth herein. No delay or omission of CIT or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CIT of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

         12.2 This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Companies and CIT; supersede any prior agreements; can be changed only by a writing signed by both the Companies and CIT; and shall bind and benefit the Companies and CIT and their respective successors and assigns.

         12.3 In no event shall the Companies, upon demand by CIT for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CIT shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CIT ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Companies. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

         12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

         12.5 EACH OF THE COMPANIES AND CIT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH OF THE COMPANIES HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL CIT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

         12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from any of the Companies with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Companies for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Companies from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

         (A) if to CIT, at:

                    The CIT Group/Business Credit, Inc.
                    1211 Avenue of the Americas - 22nd Floor
                    New York, NY 10036
                    Attn: Nicholas Malatestinic
                    Vice President, Team Leader
                    Nicholas.Malatestinic@cit.com
                    Fax No.:  212-536-1295

              with a copy to:

                    Reed Smith LLP
                    2500 One Liberty Place
                    Philadelphia, PA  19103
                    Attn: Matthew E. Tashman, Esquire
                    mtashman@reedsmith.com
                    Fax No.:  215-851-1420

         (B) if to the Companies at:

                    2 North Tamiami Trail, Suite 900
                    Sarasota, FL  34236-5568
                    Attn: George Zulanas, Jr.
                          Oliver J. Janney, Esquire
                                                      -
                    Fax No.: 941-361-2218

         with a copy to:

                    White & Case LLP
                    200 South Biscayne Boulevard
                    Miami, FL  33131
                    Attn: Thomas E. Lauria, Esquire
                          Gerard Uzzi, Esquire
                    tlauria@whitecase.com
                    guzzi@whitecase.com
                    Fax No.:  305-358-5744

provided, however, that the failure of CIT to provide the Companies' counsel with a copy of such notice shall not invalidate any notice given to the Companies and shall not give the Companies any rights, claims or defenses due to the failure of CIT to provide such additional notice.

                12.7 General Acknowledgments. Each Company acknowledges and agrees that:

                (a) Neither this Financing Agreement nor any other agreement entered in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation or release of any of the Pre-Petition Loan Documents, or any rights or obligations thereunder, or a waiver by CIT of any of its rights under the Pre-Petition Loan Documents or at law or in equity.
             (b) All liens, security interests, rights and remedies granted to CIT in the Pre-Petition Loan Documents are hereby renewed, confirmed and continued, and shall also secure the performance by the Companies of their Obligations hereunder.

                (c) The Companies have no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Pre-Petition Loan Documents, or the enforcement of any of the terms or conditions thereof.

                (d) Each Company hereby confirms and acknowledges that the Pre-Petition Balance is validly and duly owing under the Pre-Petition Loan Documents to CIT, including all sums included therein for accrued and unpaid interest, legal fees and expenses and earned and unpaid fees due to CIT under the Pre-Petition Loan Documents.

          12.8 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

         12.9 EACH COMPANY, ON BEHALF OF ITSELF, AND ANY PERSON OR ENTITY CLAIMING BY OR THROUGH IT (COLLECTIVELY REFERRED TO AS THE "RELEASORS"), HEREBY UNCONDITIONALLY REMISE, RELEASE AND FOREVER DISCHARGE CIT, EACH OF ITS PAST AND PRESENT OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS, PARENT CORPORATIONS, SUBSIDIARIES, AFFILIATES, TRUSTEE, ADMINISTRATORS, ATTORNEYS, PREDECESSORS, SUCCESSORS AND ASSIGNS AND THE HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS OF ANY SUCH PERSON OR ENTITY, AS RELEASEES (COLLECTIVELY REFERRED TO AS THE "RELEASEES"), OF AND FROM ANY AND ALL MANNER OF ACTIONS, CAUSES OF ACTION, SUITS, DEBTS, DUES, ACCOUNTS, BONDS, COVENANTS, CONTRACTS, AGREEMENTS, PROMISES, WARRANTIES, GUARANTIES, REPRESENTATIONS, LIENS, MECHANICS' LIENS, JUDGMENTS, CLAIMS, COUNTERCLAIMS, CROSSCLAIMS, DEFENSES AND/OR DEMANDS WHATSOEVER, INCLUDING CLAIMS FOR CONTRIBUTION AND/OR INDEMNITY, WHETHER NOW KNOWN OR UNKNOWN, PAST OR PRESENT, ASSERTED OR UNASSERTED, CONTINGENT OR LIQUIDATED, AT LAW OR IN EQUITY, OR RESULTING FROM ANY ASSIGNMENT, IF ANY (COLLECTIVELY REFERRED TO AS "CLAIMS"), WHICH ANY OF RELEASORS EVER HAD, NOW HAVE, OR MAY HAVE AGAINST ANY OF THE RELEASEES, FOR OR BY REASON OF ANY CAUSE, MATTER OR THING WHATSOEVER, ARISING FROM THE BEGINNING OF TIME TO THE DATE OF EXECUTION OF THIS FINANCING AGREEMENT, INCLUDING BUT NOT LIMITED TO, ANY AND ALL CLAIMS RELATING TO OR ARISING FROM THE LENDING OR ANY OTHER RELATIONSHIP BETWEEN CIT AND ANY OF THE COMPANIES. EACH OF THE COMPANIES WARRANTS AND REPRESENTS THAT IT HAS NOT ASSIGNED, PLEDGED, HYPOTHECATED AND/OR OTHERWISE DIVESTED ITSELF AND/OR ENCUMBERED ALL OR ANY PART OF THE CLAIMS BEING RELEASED HEREBY AND THAT IT HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY AND ALL OF RELEASEES AGAINST WHOM ANY CLAIM SO ASSIGNED, PLEDGED, HYPOTHECATED, DIVESTED AND/OR ENCUMBERED IS ASSERTED.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Debtor-In-Possession Financing Agreement to be effective, executed, accepted and delivered by their proper and duly authorized officers as of the date set forth above.


UNIROYAL TECHNOLOGY CORPORATION

By:      /s/ Howard R. Curd
Title:   Chairman and Chief Executive Officer

UNIROYAL ENGINEERED
PRODUCTS, LLC

By:      /s/ Howard R. Curd
Title:   Chairman

UNIROYAL OPTOELECTRONICS, INC.

By:      /s/ Howard R. Curd
Title:   Chairman

STERLING SEMICONDUCTOR, INC.

By:      /s/ Howard R. Curd
Title:   Chairman

NORLUX CORP.

By:      /s/ Howard R. Curd
Title:   Chairman

UNIROYAL HPP HOLDINGS, INC.

By:      /s/ Howard R. Curd
Title:   Chairman

UNITECHNJ, INC.

By:      /s/ Howard R. Curd
Title:   Chairman

UNITECHOH, INC.

By:      /s/ Howard R. Curd
Title:   Chairman


UNIROYAL COMPOUND SEMICONDUCTORS, INC.

By:      /s/ Howard R. Curd
Title:   Chairman

UEP HOLDINGS, INC.

By:      /s/ Howard R. Curd
Title:   Chairman

UNR SERVICE CORPORATION

By:      /s/ Howard R. Curd
Title:   Chairman

UNITECHIND, INC.

By:      /s/ Howard R. Curd
Title:   Chairman

UNIROYAL LIABILITY MANAGEMENT COMPANY, INC.

By:      /s/ Howard R. Curd
Title:   Chairman

HIGH PERFORMANCE PLASTICS, INC.

By:      /s/ Howard R. Curd
Title:   Chairman

ULMC2CORP

By:      /s/ Howard R. Curd
Title:   Chairman

THE CIT GROUP/BUSINESS CREDIT, INC.

By: __________________________
Title: